EXHIBIT 8.1

Our Subsidiaries

The following information is related to our subsidiaries as of the date of this annual report:

	Jurisdiction of	Name under which the subsidiary does
Subsidiary	incorporation	business
Banco Supervielle S.A.	Argentina	Supervielle
IUDÚ Compañia Financiera S.A.	Argentina	IUDÚ
Tarjeta Automática S.A.	Argentina	N/A
Supervielle Seguros S.A.	Argentina	Supervielle Seguros
Supervielle Asset Management S.A. Sociedad Gerente de Fondos Comunes de Inversión S.A.	Argentina	Supervielle Asset Management
Espacio Cordial de Servicios S.A.	Argentina	Cordial
Micro Lending S.A.U.	Argentina	MILA
InvertirOnline S.A.U.	Argentina	IOL invertironline
Portal Integral de Inversiones S.A.U.	Argentina	IOL invertironline / IOL Academy
Supervielle Productores Asesores de Seguros S.A.	Argentina	Supervielle Broker de Seguros
Supervielle Agente de Negociación S.A.U.	Argentina	Supervielle Agente de Negociación
Bolsillo Digital S.A.U.	Argentina	N/A
Dólar IOL S.A.U.	Argentina	N/A
Sofital S.A.F. e I.I.	Argentina	N/A
IOL Holding S.A.	Uruguay	N/A
IOL Agente de Valores S.A.	Uruguay	N/A